UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2015

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Southport Drive
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of President and Chief Executive Officer

On March 17, 2015, Randall N. McCullough resigned as the President and Chief Executive Officer of Charles & Colvard, Ltd. (the “Company”) and as a member of the Company’s Board of Directors (the “Board”) effective immediately (the “Effective Time”). In connection with his resignation, Mr. McCullough entered into a Separation of Employment Agreement (the “Separation Agreement”), dated March 23, 2015 and a Consulting Agreement (the “Consulting Agreement”), dated March 23, 2015. The terms of the Separation Agreement provide that Mr. McCullough has the right to revoke the Separation Agreement until March 30, 2015.

Under the Separation Agreement, Mr. McCullough is entitled to receive severance in an amount equal to one year of his current base annual salary (less applicable taxes and withholdings), payable in bi-weekly installment payments in accordance with the Company’s regular payroll schedule in exchange for a standard release of employment claims. The Company will also pay COBRA premiums for coverage of Mr. McCullough and his eligible dependents for one year if Mr. McCullough timely and properly elects continuation coverage. The Company has also agreed to accelerate the vesting of 3,297 options previously granted to Mr. McCullough. Those options, and all other options held by Mr. McCullough, will be exercisable as set forth in the applicable option agreement, except that any options whose exercise price is greater than the fair market value of the Company’s common stock as of March 23, 2015 will be exercisable through March 17, 2017. Furthermore, the Company has agreed that the restrictions on 34,000 shares of restricted stock previously granted to Mr. McCullough lapse effective March 17, 2015. The Separation Agreement also contains such confidentiality provisions and other terms and conditions as are usual and customary for agreements of this type. All of Mr. McCullough’s obligations under his employment agreement with the Company, dated November 5, 2009, regarding confidentiality and proprietary information will continue.

Pursuant to the Consulting Agreement, for the two year period following the date of the Consulting Agreement, Mr. McCullough will provide consulting services as may be reasonably requested by the Company upon reasonable notice to him. The parties intend that (i) during the first three months of the consulting period the number of consulting hours will not exceed 32 hours in any one-month period and (ii) during the final 21 months of the consulting period the number of consulting hours will not exceed 20 hours in any one-month period. Mr. McCullough will be paid a total consulting fee of $100,000 for all services provided during the consulting period, payable in two equal installments of $50,000, the first payable within 10 days of the effective date of the Consulting Agreement, and the second payable between March 1 and March 15, 2016, subject to his compliance with the terms of the Consulting Agreement and all other written agreements, or surviving provisions thereof, between him and the Company. For a period of two years following the date of the Consulting Agreement, Mr. McCullough is generally prohibited from competing with the Company or attempting to solicit the Company’s customers or employees.

Appointment of President and Chief Executive Officer

On March 17, 2015, the Board appointed H. Marvin Beasley, a current member of the Board, as the Company’s President and Chief Executive Officer. While Mr. Beasley will retain his position as a member of the Board, he relinquished his membership on the Company’s Audit Committee and Compensation Committee as of March 17, 2015 and for the duration of his service as President and Chief Executive Officer as he is no longer an independent director under the NASDAQ Listing Rules.

Mr. Beasley, age 71, has served as a director of the Company since November 2009. In 2009, Mr. Beasley retired from retailing after 44 years. Mr. Beasley began his retailing career in 1965 as a store manager for Gunst Corporation, a startup catalog showroom operation in Richmond, Virginia. In 1973, Mr. Beasley joined Best Products Co., Inc. (“Best Products”) in Richmond, Virginia. During his 16 years at Best Products, Mr. Beasley served in many capacities, including 10 years as Vice President of Jewelry Merchandising and Supply Chain Management. In 1989, Mr. Beasley joined Helzberg Diamond Shops (“Helzberg”) as Senior Vice President of Merchandising and was promoted in 2000 to President/Chief Operating Officer. In 2004, Mr. Beasley was promoted to Chief Executive Officer and served until his retirement in 2009. Mr. Beasley is a National Jeweler Retailer Hall of Fame inductee and has served on many boards including Jewelers of America and Jewelers for Children.

While serving as President and Chief Executive Officer, Mr. Beasley will not receive compensation for his service as a member of the Board. Mr. Beasley entered into an employment agreement with the Company, effective as of March 17, 2015 (the “Employment Agreement”), with a term of one year that renews automatically on an annual basis. Under the terms of the Employment Agreement, Mr. Beasley will receive an annual base salary of $335,000. Mr. Beasley also will be entitled to receive such benefits as are made available to the Company’s other similarly-situated executive employees, including, but not limited to, life, medical, and disability insurance, as well as retirement benefits.

In addition, Mr. Beasley was granted, on the effective date of the Employment Agreement, a stock option to purchase 150,000 shares of the Company’s common stock. The award will vest over a two-year period, with 33% of the option award vesting on the grant date and an additional 33% of the option award vesting on each of the following two anniversaries of the grant date provided Mr. Beasley remains continuously employed with the Company and/or serves on the Board through each anniversary. Mr. Beasley was also granted, on the effective date of the Employment Agreement, an award of 100,000 shares of restricted stock pursuant to the Company’s new form of performance-based restricted stock award agreement (the “Form Award Agreement”) described below. The restricted stock grant will vest on March 17, 2016, contingent upon the overall degree of achievement of specified performance goals.

Pursuant to the Employment Agreement, if Mr. Beasley’s employment is terminated by the Company without cause (as defined in the Employment Agreement) in the first year of his employment, Mr. Beasley will receive payment of an amount equal to his base salary for the number of months remaining until the first anniversary of the date of the Employment Agreement at the time of termination, so long as he complies with certain covenants in the Employment Agreement. During his employment with the Company and for a period of one year following termination of his employment, Mr. Beasley is prohibited from competing with the Company or attempting to solicit the Company’s customers or employees.

The Form Award Agreement outlines terms relating to grants of performance-based restricted stock awards, including but not limited to (i) the terms of vesting and earning of the restricted stock award, generally subject to the participant’s continued service to the Company and the achievement of specified performance goals; (ii) acceleration provisions upon a change of control (as defined in the Charles & Colvard, Ltd. 2008 Stock Incentive Plan), subject to certain exceptions, and (iii) forfeiture provisions upon the termination of service of the participant for any reason or upon the participant engaging in a prohibited activity (as defined in the Form Award Agreement).

The foregoing descriptions of the Separation Agreement, the Consulting Agreement, the Employment Agreement, and the Form Award Agreement do not purport to be complete and are qualified in their entirety by reference to the Separation Agreement, the Consulting Agreement, the Employment Agreement, and the Form Award Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to this Form 8-K and are incorporated herein by reference. A copy of the press release announcing the resignation of Mr. McCullough as the Company’s President and Chief Executive Officer and as a member of the Board and Mr. Beasley’s appointment as President and Chief Executive Officer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Document

10.1	Separation of Employment Agreement, dated March 23, 2015, by and between Charles & Colvard, Ltd. and Randall N. McCullough

10.2	Consulting Agreement, dated March 23, 2015, by and between Charles & Colvard, Ltd. and Randall N. McCullough

10.3	Employment Agreement, effective as of March 17, 2015, by and between Charles & Colvard, Ltd. and H. Marvin Beasley

10.4	Form of Restricted Stock Award Agreement (Performance-Based) under the Charles & Colvard, Ltd. 2008 Stock Incentive Plan

99.1	Press Release dated March 18, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

March 23, 2015	By:	/s/ Kyle Macemore
Kyle Macemore
Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Document

10.1	Separation of Employment Agreement, dated March 23, 2015, by and between Charles & Colvard, Ltd. and Randall N. McCullough

10.2	Consulting Agreement, dated March 23, 2015, by and between Charles & Colvard, Ltd. and Randall N. McCullough

10.3	Employment Agreement, effective as of March 17, 2015, by and between Charles & Colvard, Ltd. and H. Marvin Beasley

10.4	Form of Restricted Stock Award Agreement (Performance-Based) under the Charles & Colvard, Ltd. 2008 Stock Incentive Plan

99.1	Press Release dated March 18, 2015